SECURITY AGREEMENT

This SECURITY AGREEMENT (as amended, modified or otherwise supplemented from time to time, this “Agreement”), dated as of the 7th day of December, 2010, to be effective as of the 3rd day of December, 2010, is given by CyberDefender Corporation, a Delaware corporation (“Debtor”), in favor of GR Match, LLC, a Delaware limited liability company (“Secured Party”).

RECITALS

A.           Secured Party has agreed to make available to Debtor a revolving credit facility (the “Facility”) in the principal amount not to exceed Five Million Dollars ($5,000,000.00) pursuant to the terms and conditions of that certain Loan Agreement, dated as of even date herewith, by and between Secured Party and Debtor (the “Loan Agreement”), as evidenced by that certain Revolving Credit Note in the maximum principal amount of Five Million Dollars ($5,000,000.00), dated as of even date herewith, issued by Debtor in favor of Secured Party  (the “Revolving Credit Note” and, together with the Loan Agreement and this Agreement, collectively, the “Loan Documents”).

B.           As a condition to making the Facility available to Debtor, Secured Party requires that it be granted, and Debtor has agreed to grant to Secured Party, a security interest in the property described in Exhibit “A” attached hereto, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”).

NOW, THEREFORE, in order to induce Secured Party to make the Facility available to Debtor, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby represents, warrants, covenants, grants and agrees as follows:

AGREEMENT

1.           Incorporation of Recitals; Capitalized Terms.  The recitals set forth hereinabove are incorporated herein by this reference.  All capitalized terms not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.  Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.           Definitions.

(a)           “Collateral” has the meaning given to that term in the Recital B hereof.

(b)           “Lien” means any mortgage, deed of trust, lien, pledge, security interest or other charge or encumbrance, of any kind whatsoever, including but not limited to the interest of the lessor or titleholder under any capitalized lease, title retention contract or similar agreement.

(c)           “Media and Marketing Services Agreement” shall mean that certain Media and Marketing Services Agreement, dated March 24, 2009, by and between CyberDefender Corporation, a California corporation (as predecessor in interest to Debtor) and Secured Party, as amended.

(d)           “Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Loan Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants’ fees and costs chargeable to and payable by Debtor thereunder and all costs of perfecting and protecting the pledge and security interest herein granted and enforcing the rights of Secured Party hereunder and all costs of transfer and sale of the Collateral in accordance with the terms of this Agreement, including, but not limited to, all legal fees and expenses and court costs incurred by Secured Party in connection with any of such activities, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time and whether or not allowed or allowable as a claim in any such proceeding.

(e)           “Permitted Indebtedness” means (a) lease obligations and purchase money indebtedness of up to $150,000, in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets; (b) indebtedness to a strategic investor in connection with a strategic commercial agreement, indebtedness to a commercial financial institution pursuant to a revolving working capital line of credit not to exceed $500,000, or incurred pursuant to the acquisition of another corporation or entity by Debtor, provided that any such indebtedness incurred under this clause (b): (i) is expressly subordinate, both in terms of payment and priority, to the Revolving Credit Note and the security interest granted to Secured Party hereunder pursuant to a written subordination agreement with Secured Party that is reasonably acceptable to Secured Party; and (ii) matures at a date later than March 31, 2011; (c) indebtedness of Debtor owing to Secured Party under the Senior Loan Documents; and (d) “Payment Obligations” (as defined in the Media and Marketing Services Agreement).

(f)           “Permitted Lien” means the individual and collective reference to the following: (i) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Debtor) have been established in accordance with U.S. GAAP; (ii) Liens imposed by law which were incurred in the ordinary course of Debtor’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of Debtor’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of Debtor or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (iii) Liens incurred in connection with Permitted Indebtedness under clause (a) of the definition of Permitted Indebtedness, provided that such Liens are not secured by assets of the Debtor other than the assets so acquired or leased; (iv) Liens incurred pursuant to Section 2.3 of the Media and Marketing Services Agreement and the Security Agreement contemplated thereby; (v) Liens incurred in connection with Permitted Indebtedness under clause (b) of the definition of Permitted Indebtedness; and (vii) Liens in favor of Secured Party or any of its Affiliates.

(g)           “Senior Loan Documents” means that certain (i) 9% Secured Convertible Promissory Note, dated March 31, 2010, issued by Debtor in favor of Secured Party, as amended, (ii) Loan and Securities Purchase Agreement, dated as of March 31, 2010, by and between Debtor and Secured Party as amended, and (iii) Security Agreement, dated as of March 31, 2010, executed by Debtor in favor of Secured Party, as amended.

(h)           “UCC” means the Uniform Commercial Code as in effect in the State of California from time to time.

3.           Security Interest.

(a)           Debtor hereby grants to Secured Party a second lien priority security interest (subject to Liens existing on the Original Issue Date in favor of Secured Party under the Senior Loan Documents): (a) in all of the Collateral, whether now owned or hereafter acquired, wherever located, whether or not such Collateral is or has been purchased, financed or otherwise acquired by the use of the Loan proceeds, whether such Collateral is related to the business conducted by Debtor under any fictitious business name referred to herein or under any other name, and whether or not the creation of a security interest therein is subject to the UCC or the Uniform Commercial Code as in effect in any other jurisdiction; and (b) in all proceeds and products thereof.

(b)           Debtor hereby authorizes Secured Party to file appropriate UCC or other financing statements, all continuation, amendments and modification filings related thereto and any other filings or recordings Secured Party deems necessary or appropriate with respect to the Collateral and Secured Party’s interest therein.  Secured Party may, in its discretion, describe the Collateral as “all assets” or “all personal property.”

(c)           The security interest granted to Secured Party hereunder shall secure the Obligations.

4.           Debtor’s Representations, Warranties, Covenants and Agreements.  Debtor hereby represents and warrants to Secured Party, and covenants and agrees, that:

(a)           Debtor is the owner of (or, in the case of after-acquired Collateral, at the time Debtor acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens.

(b)           Upon the filing of UCC-l financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Debtor acquires rights therein, will have) a second priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, subject to Permitted Liens;

(c)           This Agreement (i) has been duly authorized by all necessary corporate action of Debtor, (ii) has been duly executed by Debtor, and (iii) constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

(d)          Debtor will pay, or reimburse Secured Party, the cost of filing or recording financing statements and/or fixture filings (and all continuation or amending filings related thereto) in all public offices wherever filing is deemed by Secured Party to be necessary or desirable.

(e)           Debtor’s place of business (or, if Debtor has more than one place of business, its chief executive office) is located at 617 West 7th Street, 10th Floor, Los Angeles, California 90017. Debtor’s true legal name is, and has been for the five (5) year period preceding the date hereof, as set forth in the preamble to this Agreement.  Debtor’s jurisdiction of formation is, and since May 19, 2010 has been, as set forth in the preamble to this Agreement.  Prior to May 19, 2010, Debtor's jurisdiction of formation was the State of California.  Debtor does not do business under any trade name or fictitious business name and has never used any other trade name or fictitious business name.  Debtor will notify Secured Party, in writing, at least thirty (30) days prior to any change in its place of business or jurisdiction of formation or the adoption or change of its legal name, any trade name or fictitious business name, and will upon request of Secured Party, execute or authenticate any additional financing statements or other certificates or records necessary to reflect any change in its place of business or jurisdiction of formation or the adoption or change in its legal name, trade names or fictitious business name.

5.           Protection of Collateral by Debtor.

(a)           Debtor will not, without the prior written consent of Secured Party, sell, transfer or dispose of any Collateral except for sales of inventory, licenses or sublicenses of intellectual property to customers in the ordinary course of Debtor’s business.  Debtor shall keep the Collateral free from any and all Liens other than Permitted Liens.  Debtor shall, at its own expense, appear in and defend any and all actions and proceedings which purport to affect title to the Collateral, or any part thereof, or which purport to affect the security interest of Secured Party therein under this Agreement.

(b)           Debtor will keep the Collateral current, collected and/or in good condition and repair, and will not misuse, abuse, allow to deteriorate, waste or destroy the Collateral or any part thereof, except for ordinary wear and tear resulting from its normal and expected use in Debtor’s business and will not use or permit any Collateral to be used in violation in any material respect of any applicable law, rule or regulation, or in violation of any policy of insurance covering the Collateral.  Secured Party may examine and inspect the Collateral at any reasonable time, wherever located.  Debtor shall perform, observe, and comply in all material respects with all of the material terms and provisions to be performed, observed or complied with by it under each contract, agreement or obligation relating to the Collateral.

(c)           Debtor, in a timely manner, will execute or otherwise authenticate, or obtain, any document or other record, give any notices, do all other acts, and pay all costs associated with the foregoing, that Secured Party determines is reasonably necessary to protect the Collateral against rights, claims or interests of third parties, or otherwise to preserve the Collateral as security hereunder.

(d)           Debtor shall immediately notify Secured Party of any claim against the Collateral adverse to the interest of Secured Party therein.

(e)           Debtor shall, at its own expense, maintain insurance with respect to the Collateral in such amounts, against such risks, in such form and with such insurers, as is commonly maintained by prudent persons engaged in businesses similar to the business engaged in by Debtor.  Each policy of liability insurance shall provide for all losses to be paid on behalf of Secured Party and Debtor as their respective interests may appear; and each policy of property damage insurance shall provide for all losses to be paid directly to Secured Party.  Each such policy shall name Secured Party as an insured party thereunder (without any representation or warranty by or obligation upon Secured Party) as its interest may appear.  In addition, Debtor shall use its commercially reasonable efforts to cause each policy to (i) contain the agreement by the insurer that any loss thereunder shall be payable to Secured Party notwithstanding any action, inaction or breach of representation and warranty by Debtor; (ii) provide that there shall be no recourse against Secured Party for payment of premiums or other amounts with respect thereto; and (iii) provide that at least thirty (30) days’ prior written notice of amendment to or cancellation or lapse of such policy shall be given to Secured Party by the insurer.  Debtor shall, if so requested by Secured Party, deliver to Secured Party original or duplicate policies of all such insurance and, as often as Secured Party may request, a report of a reputable insurance broker with respect to such insurance.  Further, Debtor shall, at the request of Secured Party, duly execute or otherwise authenticate and deliver such instruments of assignment of such insurance policies as Secured Party may reasonably request for purposes of perfecting or protecting its interest therein or with respect thereto, and cause each affected insurer to acknowledge notice of such assignment.

(f)           Amounts payable under any liability insurance maintained by Debtor pursuant hereto may be paid directly to the person or entity who shall have incurred liability covered by such insurance.  All proceeds of insurance payable with respect to any loss involving damage to or loss of any Collateral shall be paid directly to Secured Party and, in Secured Party’s discretion, applied to payment of the Obligations in such order as Secured Party may determine in its sole discretion or held as Collateral hereunder.  Notwithstanding the foregoing, so long as no Default (as defined in Article 10)) shall have occurred and be continuing, Secured Party shall permit the use of all or any portion of such proceeds to repair or replace the affected Collateral, Debtor shall make or cause to be made the necessary repairs to or replacements of such Collateral, and, upon receipt by Secured Party of invoices and other documentation, in reasonable detail, evidencing such repair or replacement and the cost thereof, Secured Party shall release to Debtor, as reimbursement therefor (but only to the extent of the lesser of the cost of such repair or replacement and the amount of any such proceeds actually received by Secured Party), the insurance proceeds paid with respect to such loss.

(g)          Debtor shall not change its place of business (or, if Debtor has more than one place of business, its chief executive office), or the office in which Debtor 's records relating to accounts receivable and payment intangibles are kept, without the prior written consent of Secured Party.

(h)          Debtor shall promptly pay when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral.

6.           Protection of Collateral by Secured Party.

(a)           Secured Party shall have the right at any time (but shall have no obligation), with or without notice and either in its own name or in the name of its nominee or in the name of Debtor, at the expense of Debtor, to, in each case subject to the rights granted to Secured Party under the Senior Loan Documents:

(i)           In the event of a Default, collect by legal proceedings or otherwise all insurance proceeds, rents, interest, dividends, distributions, principal payments and other sums now or hereafter payable upon or on account of the Collateral.

(ii)          Enter into any extension or other agreement in any way relating to or affecting the security interest of Secured Party in the Collateral and, in connection therewith, dispose of or surrender control of such security interest in the Collateral, or any part thereof, and accept other property in addition to or in exchange or substitution therefor, or any part thereof.

(iii)         In the event of a Default, make any compromise or settlement on terms advisable, proper or reasonable with reference to the Collateral.

(iv)         Insure, protect and preserve the Collateral.

(v)          Without limiting the generality of the foregoing, exercise all the rights, powers and remedies of an owner of the Collateral, subject, however, to the exception that there shall be no sale of all or any portion of the Collateral except upon an uncured default by Debtor under this Agreement or a Default under the Loan Documents.

(b)           If Debtor fails to perform any agreement contained in this Agreement, subject to the rights granted to Secured Party under the Senior Loan Documents, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith (including, without limitation, attorneys' fees) shall be payable by Debtor in accordance with the provisions of the Loan Agreement relating to payment and reimbursement of expenses.

(c)           The powers conferred on Secured Party under this Agreement are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers.  Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.  Without limiting the generality of the foregoing, Secured Party shall have no obligation to ascertain or to initiate any action with respect to or to inform Debtor of maturity dates, conversion, call or exchange rights, offers to purchase the Collateral or any similar matters, notwithstanding Secured Party’s knowledge.  Secured Party shall have no duty to initiate any action to protect against the possibility of a decline in the value of the Collateral.

7.           Modification of Loan by Secured Party.  Without affecting the liability of Debtor or of any other person or entity who is or shall become bound by the terms of this Agreement or who is or shall become liable for the performance of all or any portion of the Obligations, Secured Party may, in such manner, upon such terms and at such times as Secured Party deems best and without notice or demand: (i) release any party now or hereafter liable for the performance of any such obligation; (ii) extend the time for such performance; (iii) accept additional security therefore; (iv) alter, substitute or release any property securing such performance; or (v) enter into any agreement with Debtor modifying in any way whatsoever the terms and provisions of the Loan and any Loan Document.  No exercise or non-exercise by Secured Party of any of its rights under this Agreement, no dealing by Secured Party with any person or entity, and no change, impairment, loss or suspension of any right or remedy of Secured Party, shall in any way affect any of the obligations of Debtor hereunder or any security furnished by Debtor, or give Debtor any recourse against Secured Party.

8.           Further Acts of Debtor.  Debtor shall, at the request of Secured Party, execute or otherwise authenticate and deliver to Secured Party any financing statements, financing statement changes and any and all additional instruments, documents and other records, and Debtor shall perform all actions, that from time to time Secured Party may reasonably deem necessary or desirable to carry into effect the provisions of this Agreement or to establish or maintain a perfected security interest in the Collateral having the priority provided for herein or otherwise to protect Secured Party’s interest in the Collateral.  Debtor shall not file any amendments, correction statements, or termination statements concerning the Collateral without the prior written consent of Secured Party.

9.           Effect of Additional Security.  If the performance of all or any portion of the Obligations shall at any time be secured by any other collateral, the exercise by Secured Party, in the event of a default in the performance of any such obligation, of any right or remedy under any agreement or other record granting a lien on or security interest in such collateral shall not be construed as or deemed to be a waiver of, or limitation upon, the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement or under any other such agreement or record.

10.         Default.  Upon the occurrence of a Default or Event of Default under any Loan Document and the continuance thereof beyond any applicable cure periods under the Loan Documents (a “Default”), subject to the rights granted to Secured Party under the Senior Loan Documents:

(a)           In addition to any and all other rights and remedies provided for herein or otherwise available to Secured Party, Secured Party shall have all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) or, to the extent required by applicable law, the Uniform Commercial Code as in effect in the jurisdiction where Secured Party enforces such rights and remedies, and also may (i) require Debtor to, and Debtor hereby agrees that it shall at its expense and upon the request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place, to be designated by Secured Party, that is reasonably convenient to both parties; (ii) enter the premises where any of the Collateral is located and take and carry away all or any portion of the Collateral, by any of its representatives, with or without legal process, to a place of storage; and (iii) without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party’s offices or elsewhere, for cash, on credit or for future delivery and upon such other terms as Secured Party may deem commercially reasonable, without assumption of any credit risk.  Secured Party may, in its own name, or in the name of a designee or nominee, buy the Collateral at any public sale and, if permitted by applicable law, at any private sale; and shall have the right to credit against the amount of the bid made therefor the amount payable to Secured Party out of the net proceeds of such sale.  If sale of all or any part of the Collateral is made on credit or for future delivery:  (1) the Collateral so sold may be retained by Secured Party until the sale price is paid by the purchaser or purchasers thereof, (2) the Obligations shall be reduced only to the extent that payment is actually received by Secured Party in respect of such sale, and (3) Secured Party shall not incur any liability if any purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice.

(b)          Debtor recognizes that Secured Party may be unable to effect a public sale of all or part of the Collateral consisting of investment property by reason of certain prohibitions contained in the Securities Act of 1933, as amended, or in applicable state securities laws as now or hereafter in effect, unless registration or qualification, as the case may be, is accomplished.  Debtor acknowledges that Secured Party may resort to one or more private sales to a single purchaser or a restricted group of purchasers who will be obliged to agree, among other things, to acquire such investment property for their own account, for investment and not with a view to the distribution or resale thereof.  Debtor agrees that private sales may be at prices and other terms less favorable to Debtor than if such investment property were sold at a public sale and that Secured Party shall have no obligation to delay the sale of any such portion of the Collateral for the period of time necessary to permit the issuer of such investment property to register or qualify such investment property, even if such issuer would, or should, proceed to register or qualify such investment property for public sale.  Debtor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a “commercially reasonable” manner.

(c)           Secured Party may use (and is hereby granted a license to use), in connection with any assembly, preparation for disposition or disposition of the Collateral, any of the trademarks, copyrights, patents, technical processes, trade names, service marks or trade styles and other intellectual property used by Debtor, without payment or additional compensation therefor.

(d)          Debtor agrees that at least ten (10) business days' notice to the Debtor of the time and place at which any public or private sale is to be made shall constitute reasonable notification; provided that Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.

(e)          Expenses of retaking, holding, preparing for sale, selling, collecting or the like shall include Secured Party’s attorneys’, expert witnesses’ and consultants’ fees and disbursements, including, without limitation, those attorneys’, expert witnesses’ and consultants’ fees and disbursements, and other expenses, incurred by Secured Party in connection with any appeal, the enforcement of any judgment, or any insolvency, bankruptcy, reorganization, arrangement or other similar proceedings involving Debtor that in any way affect the exercise by Secured Party of its rights and remedies hereunder shall be the responsibility of Debtor and considered Obligations hereunder.

11.         No Implied Waivers.  The several rights and remedies of Secured Party hereunder or herein referred to shall, to the fullest extent permitted by law, be construed as cumulative, and none of said rights and remedies is exclusive of the others.  No delay or omission on the part of Secured Party in exercising any right or remedy created by, connected with or provided for in this Agreement or arising from any default by Debtor or by any other person or entity the performance of whose obligations is secured hereby, shall be construed as or be deemed to be an acquiescence in or a waiver of such default or a waiver of or limitation upon the right of Secured Party to exercise, at any time and from time to time thereafter, any right or remedy under this Agreement.  No waiver of any breach of any of the covenants or conditions in this Agreement shall be deemed to be a waiver of or acquiescence in or consent to any previous or subsequent breach of the same or any other covenant or condition.

12.         Successive Actions.  Upon the occurrence and during the continuation of any Default, Secured Party may commence and maintain an action therefor and may maintain successive actions for each other Default.  Secured Party’s rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless each of the Secured Obligation has been fully performed or paid.

13.         Entire Agreement.  This Agreement, together with each of the Loan Documents, contains the entire understanding and agreement of Debtor and Secured Party with respect to the subject matter hereof and may not be altered or amended in any way except by a written agreement signed by the parties.  No provision of this Agreement or right of Secured Party hereunder can be waived, nor shall Debtor be released from its obligations hereunder, except by a writing duly executed by Secured Party.

14.         Transfer of Indebtedness.  Upon the transfer by Secured Party of all or any portion of the indebtedness secured hereby, Secured Party may transfer therewith all or any portion of the security interest created hereunder, but Secured Party shall retain all of its rights hereunder with respect to any part of such indebtedness and any part of its security interest hereunder not so transferred.

15.         Term; Binding Effect.  This Agreement shall be and remain in full force and effect until the Obligations have been fully performed and paid.  Upon expiration and payment in full of the Obligations, this Agreement shall automatically terminate and Secured Party shall promptly return possession of the remaining Collateral, if any, to Debtor, and, at Debtor’s request and expense, shall cause UCC termination statements to be filed with respect to the Collateral.  Each of the provisions hereof shall be binding upon Debtor and its legal representatives, successors and assigns and shall inure to the benefit of Secured Party and its legal representatives, successors and assigns; provided that Debtor shall have no right to assign all or any portion of its rights or obligations hereunder except with the prior written consent of Secured Party.

16.         Rules of Construction.  Terms used in the singular shall apply to the plural, and vice versa, as the context requires; likewise masculine, feminine and neuter genders shall be interchangeable as the context requires.  The use of the disjunctive term “or” does not imply an exclusion of the conjunctive, i.e., “or” shall have the same meaning as the expression “and/or.”  “Including” shall not be limiting.  Headings and section titles are for convenience of reference only and are not substantive parts of this Agreement, and shall not be given effect in construing the provisions of this Agreement.  Each reference to a Loan Document shall mean such Loan Document as from time to time extended, modified, renewed, restated, reaffirmed, supplemented or amended.

17.         Severability.  If any provision of this Agreement, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

18.         Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

19.         Governing Law and Jurisdiction.  This Agreement shall be deemed to be executed and delivered in the State of California.  Each of Debtor and Secured Party: (i) agrees that this Agreement shall be construed according to and governed by the laws of the State of California, without regard to principles of conflicts of law (except to the extent governed by the UCC); (ii) consents to personal jurisdiction in the State of California; and (iii) consents to venue in Los Angeles County, California, for all actions and proceedings with respect to this Agreement and the Loan Documents, and waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section 19.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Security Agreement as of the day and year first hereinabove written.

CYBERDEFENDER CORPORATION,
a Delaware corporation

By:	/s/ Gary Guseinov
Gary Guseinov
Chief Executive Officer

State of California	)ss.
County of Los Angeles	)

On this ____ day of _______________, 2010, before me, the undersigned Notary Public, personally appeared ________________, to me personally known, who, being by me duly sworn did say that he is the ______________________ of _________________________________________, a ______________________________, and that the foregoing instrument was signed on behalf of said corporation, and said __________________________ acknowledged said instrument to be the free act and deed of said corporation.

Notary stamp/seal:

Print
Notary Public in and for said
County and State

EXHIBIT “A”

COLLATERAL DESCRIPTION

All property of Debtor, whether now owned or hereafter acquired, wherever located, including, without limitation, all right, title and interest of Debtor in, to and under the following:

(a)          All Accounts;

(b)          All Chattel Paper;

(c)          All Commercial Tort Claims and other claims or causes of action;

(d)          All Deposit Accounts and cash;

(e)          All Documents;

(f)          All Equipment;

(g)          All General Intangibles;

(h)          All Goods;

(i)           All Instruments;

(j)          All Intellectual Property;

(k)          All Inventory;

(l)           All Investment Property;

(m)         All Letter-of-Credit Rights;

(n)          All contract rights;

(o)          All financial assets;

(p)          All payment intangibles;

(q)          To the extent not otherwise described above:

(i)           all insurance policies, including the proceeds thereof, and water stock;

(ii)          All architectural, structural, mechanical and engineering plans and specifications prepared for construction of improvements or extraction of minerals from any real property now or hereafter owned or leased by Debtor and all studies, data and drawings related thereto; and also all contracts and agreements of the Debtor relating to the foregoing plans and specifications or to the foregoing studies, data and drawings or to the construction of improvements on or extraction of minerals or gravel from any real property now or hereafter owned or leased by Debtor;

(iii)          All refunds, rebates, reimbursements, reserves, deferred payments, deposits, cost savings, governmental subsidy payments, governmentally-registered credits (such as, by way of example and not as limitation, emissions reduction credits), other credits, waivers and payments, whether in cash or kind, due from or payable by any governmental authority or any insurance or utility company relating to any or all of the personal property or real property now or hereafter owned or leased by Debtor or to any improvements thereon or any of the other collateral described herein or arising out of the satisfaction of any condition imposed upon or the obtaining of any approvals for the development of the any real property now or hereafter owned by Debtor or the improvements thereon;

(iv)          All refunds, rebates, reimbursements, credits and payments of any kind due from or payable by any governmental authority or other entity for any taxes, special taxes, assessments, or similar governmental or quasi-governmental charges or levies imposed upon Debtor with respect to the any personal property or real property now or hereafter owned or leased by Debtor and with respect to any improvements thereon or to any of the other collateral described herein, or arising out of the satisfaction of any condition imposed upon or the obtaining of any approvals for the development of any real property now or hereafter owned or leased by Debtor or the improvements thereon;

(v)          All supporting obligations with respect to any other collateral; and

(vi)          All proceeds and products of any of the foregoing (and proceeds and products of proceeds and products).

The term "Intellectual Property" means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Company and its subsidiaries, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

All terms used herein which are defined in the UCC shall have the same meanings when used herein, unless the context requires otherwise and except that (i) for purposes of this Agreement, the meaning of such terms will not be limited by reason of any limitation on the scope of the UCC, whether under Section 9-109 of the UCC, by reason of federal preemption or otherwise, and (ii) to the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition will apply automatically as of the date of such amendment, modification or revision.